Exhibit 8.1

2049 Century Park East Los Angeles, CA 90067 United States +1 310 552 4200	Facsimile: +1 310 552 5900

www.kirkland.com

[•], 2021

Horizon Acquisition Corporation

c/o Horizon Sponsor, LLC

600 Steamboat Road, Suite 200

Greenwich, CT 06830

Ladies and Gentlemen:

We have acted as counsel to Horizon Acquisition Corporation, Cayman Islands exempted company (“Horizon”), in connection with that certain Transaction Agreement (the “Transaction Agreement”), dated as of April 21, 2021, by and among Horizon, Horizon Sponsor, LLC, a Delaware limited liability company, Hoya Topco, LLC, a Delaware limited liability company, Hoya Intermediate, LLC, a Delaware limited liability company, and Vivid Seats Inc., a Delaware corporation. All capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Transaction Agreement.

At your request, and in connection with the Registration Statement on Form S-4, as initially filed by Horizon with the Securities and Exchange Commission on [•], 2021 (File No. 333-[•]), as amended and supplemented through the date hereof (the “Registration Statement”), which includes the proxy statement/prospectus forming a part thereof, we are rendering our opinion regarding certain U.S. federal income tax considerations.

In connection with this opinion, and with your consent, we have reviewed and relied upon the accuracy and completeness, without independent investigation or verification, of the following: (i) the Transaction Agreement and the documents referenced therein; (ii) the Registration Statement; and (iii) such other documents, information, and materials as we have deemed necessary or appropriate.

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Horizon Acquisition Corporation

[•], 2021

In rendering this opinion, we have assumed, with your permission, that: (1) all parties to the Transaction Agreement, and any other documents reviewed by us, have acted and will act in accordance with the terms of the Transaction Agreement and such other documents; (2) the Merger and the other transactions described in the Transaction Agreement will be consummated pursuant to and in accordance with the terms and conditions set forth in the Transaction Agreement and the documents referenced therein, without the waiver or modification of any such terms and conditions, and as described in the Registration Statement; (3) all facts, information, statements, covenants, representations, warranties, and agreements made by or on behalf of Horizon and any other Person in the Transaction Agreement and the documents referenced therein, and the Registration Statement are and, at all times up to the Closing, will continue to be true, complete, and correct; (4) all facts, information, statements, covenants, representations, warranties, and agreements made by or on behalf of Horizon and any other Person in the Transaction Agreement and the documents referenced therein, and the Registration Statement that are qualified by the knowledge, intention, expectation, and/or belief of any person or entity are and, at all times up to the Closing, will continue to be true, complete, and correct as though not so qualified; (5) as to all matters as to which any Person represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement, there is in fact no plan, intention, understanding, or agreement and, at all times up to the Closing, there will be no plan, intention, understanding, or agreement; and (6) Horizon and all other relevant Persons will report the Merger for all U.S. federal income tax reporting purposes in a manner consistent with this opinion. We also have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. Moreover, we have assumed that all facts, information, statements, and representations contained in the documents we have reviewed were true, complete, and correct at the time made and will continue to be true, complete, and correct at all times up to the Closing, and that all such facts, information, statements, and representations can be established to the Internal Revenue Service or courts, if necessary, by clear and convincing evidence. If any of the assumptions described above are untrue for any reason, or if the Merger is consummated other than in accordance with the terms and conditions set forth in the Transaction Agreement and the documents referenced therein, our opinion as expressed below may be adversely affected.

Our opinion is based on the Code, the Treasury Regulations, case law, and published rulings and other pronouncements of the Internal Revenue Service, as in effect on the date hereof. No assurances can be given that such authorities will not be amended or otherwise changed at any time, possibly with retroactive effect. We assume no obligation to advise you of any such subsequent changes, or to update or supplement this opinion to reflect any change in facts, circumstances or law after the date hereof. Any change in the applicable law or regulations, or any new administrative or judicial interpretation of the applicable law or regulations, may affect the continuing validity of our opinion.

Horizon Acquisition Corporation

[•], 2021

Based upon and subject to the foregoing and the limitations and qualifications set forth herein and in the Registration Statement, the discussion in the section of the Registration Statement entitled “U.S. Federal Income Tax Considerations — U.S. Holders — Effects of the Merger on U.S. Holders” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined in the Registration Statement).

Our opinion relates solely to the specific matters set forth above, and no opinion is expressed, or should be inferred, as to any other U.S. federal, state, local, or non-U.S. income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Merger. Moreover, our opinion does not address the applicability of Section 367 of the Code to the Merger or any matter arising under the “passive foreign investment company” rules of the Code. Our opinion is limited to legal rather than factual matters and has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or a court will agree with our opinion.

The opinion expressed herein is being furnished in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.1 to the Registration Statement and to the references to this opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Kirkland & Ellis LLP